UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2010

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	001-34133 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(Address of Principal Executive Offices, including Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On February 9, 2010, the board of directors of GT Solar International, Inc. (the “Company”) appointed Richard J. Gaynor as the chief financial officer of the Company, effective March 1, 2010.

Mr. Gaynor served as chief financial officer of Sonus Networks, Inc., a provider of voice infrastructure solutions for wireline and wireless service providers, from October 2007 to February 2010.  From 2004 to 2007, Mr. Gaynor served as Chief Financial Officer, Vice President of Finance and Administration, Treasurer and Assistant Secretary of Sycamore Networks, Inc., a provider of intelligent bandwidth management solutions for fixed line and mobile network operators worldwide.  From January 2001 to September 2004, Mr. Gaynor was Vice President, Corporate Controller and Principal Accounting Officer of Manufacturers’ Services Ltd., a global provider of sub-contract electronic manufacturing services.

The board of directors of the Company, upon recommendation by the compensation committee thereof, approved compensation for Mr. Gaynor, consisting of: an annual base salary of $320,000; participation in the Company’s employee benefit programs; a one-time sign-on bonus of $85,000, payable in two equal installments, the first upon commencement of employment with the Company and the second at the same time as other executives receive payments under the 2010 Executive Incentive Program; participation in the Company’s Executive Incentive Program with a target bonus equal to a pro rata portion of 60% of Mr. Gaynor’s base salary, beginning with fiscal year 2011; and the grant, under the Company’s 2008 Equity Incentive Plan, of options to purchase 236,791 shares of common stock of the Company and 124,316 restricted stock units upon commencement of his employment.   Under the terms of an employment agreement to be entered into between Mr. Gaynor and the Company, upon termination of Mr. Gaynor’s employment with the Company under certain circumstances, and upon satisfaction of certain conditions, Mr. Gaynor would be entitled to his base salary and continued benefits for twelve months following such termination.

Assuming Mr. Gaynor’s continued employment with the Company, twenty-five percent of the options will vest on the anniversary of the grant date, with monthly vesting over the subsequent three years.  Assuming Mr. Gaynor’s continued employment with the Company, the restricted stock units vest over four years in four equal annual installments commencing on the first anniversary of the grant date.  The options and restricted stock units are each subject to accelerated vesting in the event of termination of Mr. Gaynor’s employment within certain periods of time following a change in control of the Company.

A copy of the Company’s 2008 Equity Incentive Plan has been filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended September 27, 2008 (File No. 001-34133) and is incorporated by reference herein.  A copy of the Company’s form of stock option grant agreement and form of restricted stock unit agreement have been filed as Exhibits 10.5 and 10.6, respectively, to the Company’s quarterly report on Form 10-Q for the quarter ended September 26, 2009 (File No. 001-34133) and are incorporated by reference herein.  A copy of the press release announcing Mr. Gaynor’s appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Appointment of Principal Accounting Officer

On February 9, 2010, the board of directors of the Company appointed Richard E. Johnson as the vice president and chief accounting officer of the Company, effective immediately.

Mr. Johnson has served as Vice President, Finance and Corporate Controller of the Company since February 2008 and has lead the finance organization of the Company since May 2009.  Prior to joining the Company, Mr. Johnson served in several senior financial positions with Ocean Spray Cranberries, Inc, most recently as Director of Treasury and Tax from January 2004 until August 2004, and as Director, Corporate Controller from August 2004 until February 2008.

Director Restricted Stock Unit Awards

On February 9, 2010, the board of directors of the Company approved a restricted stock unit award for R. Chad Van Sweden, who joined the board of directors in December 2009.  These restricted stock units will vest one year from the date of grant.  At the request of Mr. Van Sweden, the restricted stock units awarded for service by Mr. Van Sweden were issued to Oaktree Capital Management, L.P. in lieu of issuing restricted stock units to Mr. Van Sweden.

The Company’s form of restricted stock unit agreement for Oaktree Capital Management, L.P. has been filed as Exhibit 10.3 to the Company’s quarterly report on Form 10-Q ended September 26, 2009 (File No. 001-34133) and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued February 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ HOIL KIM
Date:	February 16, 2010	Hoil Kim
Vice President and General Counsel